Exhibit 99.1

November 7, 2013 9:00 ET

Air Industries Group announces Acquisition of Miller Stuart Inc. and Earnings Teleconference

BAY SHORE, NY -- (Marketwired – November 07, 2013) – Air Industries Group (NYSE MKT: AIRI)

Air Industries Group (NYSE MKT: AIRI) (Air Industries or the Company) announced today that it has acquired Miller Stuart Inc of Hauppauge, Long Island, New York.

Founded in 1966 Miller Stuart is a manufacturer of aerospace components whose customers include major aircraft manufacturers and the US Military. Miller Stuart specializes in electromechanical systems, harness and cable assemblies, electronic equipment and printed circuit boards.

Miller Stuart will initially be operated as a separate subsidiary. It will not be absorbed into the Company’s other operating business units and will continue its operations in Hauppauge, New York. Air Industries expects that the management and employees of Miller Stuart will remain in place.

Mr. Peter Rettaliata, Chief Executive Officer of Air Industries, commented: “The acquisition of Miller Stuart enhances Air Industries in two ways. First it brings new and complementary technical capabilities and new product lines to the Company. Air Industries has manufactured electro-mechanical throttle quadrants for helicopters for many years and this acquisition will help us strengthen this product line.

“Miller Stuart’s customers are also customers of our recently acquired Decimal Industries business unit of our Welding Metallurgy subsidiary. We expect and hope that the combination of Decimal and Miller Stuart will deepen our relationship with these customers. The acquisition of Miller Stuart is a continuation of our Aerospace Consolidation Strategy aimed at grouping small Aerospace companies to provide expanded technical capability and a broader range of products to our customers in the growing Aerospace Industry.”

Separately Air Industries will release its financial results for the third quarter of Fiscal 2013 on Monday, November 11, 2013 and will host a conference call on Tuesday November 12, 2013 at 11:00 a.m. Shareholders and other interested parties can participate by dialing in to the following numbers:

Toll Free (US & Canada) International Toll Access Code	888-438-5491 719-457-2628 86 79 788

For additional information, please call 631.881.4913 or contact us at ir@airindustriesgroup.com

ABOUT AIR INDUSTRIES GROUP

Air Industries Group (NYSE MKT: AIRI) is an integrated manufacturer of precision components and provider of supply chain services for the aerospace and defense industry. The Company has over 50 years of experience in the industry and has developed leading positions in several important markets that have significant barriers to entry. With embedded relationships with many leading aerospace and defense prime contractors, the Company designs and manufactures structural parts and assemblies that focus on flight safety, including landing gear, arresting gear, engine mounts and flight controls. Air Industries Group also provides sheet metal fabrication, tube bending, and welding services.

Certain matters discussed in this press release are 'forward-looking statements' intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. In particular, the Company's statements regarding trends in the marketplace, the ability to realize firm backlog and projected backlog, potential future results and acquisitions, are examples of such forward-looking statements. The forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to, the timing of projects due to variability in size, scope and duration, the inherent discrepancy in actual results from estimates, projections and forecasts made by management regulatory delays, changes in government funding and budgets, and other factors, including general economic conditions, not within the Company's control The factors discussed herein and expressed from time to time in the Company's filings with the Securities and Exchange Commission could cause actual results and developments to be materially different from those expressed in or implied by such statements. The forward-looking statements are made only as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

Contact Information

Air Industries Group
631.881.4913
ir@airindustriesgroup.com